Exhibit 99.1

PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Quarter Ended March 31, 2015

NEW YORK, NY -- (Marketwired - May 07, 2015) - PennantPark Floating Rate Capital Ltd. (NASDAQ: PFLT) announced today financial results for the second fiscal quarter ended March 31, 2015.

HIGHLIGHTS
Quarter ended March 31, 2015
($ in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                                            $   335.5
  Net assets                                                      $   213.0
  Net asset value per share                                       $   14.30
  Credit Facility (cost $117.3)                                   $   117.6

Yield on debt investments at quarter-end                                8.4%

Operating Results:
  Net investment income                                           $     4.5
  GAAP net investment income per share                            $    0.30
  Capital gain incentive fee accrued per share                    $    0.02
  Core net investment income per share (1)                        $    0.32
  Distributions declared per share                                $   0.275

Portfolio Activity:
  Purchases of investments                                        $    38.4
  Sales and repayments of investments                             $    48.0

  Number of new portfolio companies invested                              6
  Number of existing portfolio companies invested                         9
  Number of portfolio companies                                          71

(1) Core net investment income is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company's financial performance excluding the charges related to incentive fee on net unrealized gains accrued under GAAP but not payable unless such net unrealized gains are realized. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 10:00 A.M. ET ON MAY 8, 2015

PennantPark Floating Rate Capital Ltd. ("we," "our," "us" or "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Friday, May 8, 2015 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 510-1786 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-2429. All callers should reference PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through May 22, 2015 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #7032069.

PORTFOLIO AND INVESTMENT ACTIVITY

As of March 31, 2015, our portfolio totaled $335.5 million and consisted of $277.6 million of senior secured loans, $49.0 million of second lien secured debt and $8.9 million of subordinated debt, preferred and common equity. Our debt portfolio consisted of 95% variable-rate investments (including 91% with a London Interbank Offered Rate, or LIBOR, or prime floor) and 5% fixed-rate investments. Overall, the portfolio had net unrealized depreciation of $4.0 million. Our overall portfolio consisted of 71 companies with an average investment size of $4.7 million, had a weighted average yield on debt investments of 8.4%, and was invested 83% in senior secured loans, 14% in second lien secured debt and 3% in subordinated debt, preferred and common equity.

As of September 30, 2014, our portfolio totaled $348.4 million and consisted of $302.5 million of senior secured loans, $36.5 million of second lien secured debt and $9.4 million of subordinated debt, preferred and common equity. Our debt portfolio consisted of 95% variable-rate investments (including 92% with a LIBOR, or prime floor) and 5% fixed-rate investments. As of September 30, 2014, we had one non-accrual debt investment, representing 0.6% of our overall portfolio on a cost basis. Overall, the portfolio had net unrealized appreciation of $0.1 million. Our overall portfolio consisted of 72 companies with an average investment size of $4.8 million, had a weighted average yield on debt investments of 8.2%, and was invested 87% in senior secured loans, 10% in second lien secured debt and 3% in subordinated debt, preferred and common equity.

For the three months ended March 31, 2015, we invested $38.4 million in six new and nine existing portfolio companies with a weighted average yield on debt investments of 7.1%. Sales and repayments of investments for the three months ended March 31, 2015 totaled $48.0 million. For the six months ended March 31, 2015, we invested $85.4 million in 14 new and 14 existing portfolio companies with a weighted average yield on debt investments of 8.0%. Sales and repayments of investments for the six months ended March 31, 2015 totaled $92.9 million.

For the three months ended March 31, 2014, we invested $50.4 million in eight new and seven existing portfolio companies with a weighted average yield on debt investments of 8.3%. Sales and repayments of investments for the three months ended March 31, 2014 totaled $35.7 million. For the six months ended March 31, 2014, we invested $154.3 million in 25 new and 18 existing portfolio companies with a weighted average yield on debt investments of 7.9%. Sales and repayments of investments for the six months ended March 31, 2014 totaled $91.2 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and six months ended March 31, 2015 and 2014.

Investment Income

Investment income for the three and six months ended March 31, 2015 was $8.0 million and $15.5 million, respectively, and was attributable to $6.2 million and $12.0 million from senior secured loans and $1.8 million and $3.5 million from second lien secured debt and subordinated debt. This compares to investment income for the three and six months ended March 31, 2014, which was $7.6 million and $14.5 million, respectively, and was attributable to $6.3 million and $11.8 million from senior secured loans and $1.3 million and $2.7 million from second lien secured debt and subordinated debt. The increase in investment income compared to the same periods over the prior year was primarily due to a higher yielding portfolio.

Expenses

Expenses for the three and six months ended March 31, 2015 totaled $3.5 million and $5.5 million, respectively. Base management fee for the same periods totaled $0.9 million and $1.7 million, incentive fee totaled $1.3 million (including zero on net realized gains and $0.3 million on net unrealized gains accrued but not payable) and $1.0 million (including $(0.4) million on net realized gains and $(0.3) million on net unrealized gains accrued but not payable), our senior secured revolving credit facility, as amended, or the Credit Facility, expenses totaled $0.8 million and $1.7 million, general and administrative expenses totaled $0.4 million and $0.9 million and excise taxes were $0.1 million and $0.2 million, respectively. This compares to expenses for the three and six months ended March 31, 2014, which totaled $3.9 million and $7.5 million, respectively. Base management fee for the same periods totaled $1.0 million and $1.8 million, incentive fee totaled $1.4 million (including $0.3 million on net realized gains and $0.4 million on net unrealized gains accrued but not payable) and $2.1 million (including $0.7 million on net realized gains and $0.6 million on net unrealized gains accrued but not payable), Credit Facility expenses totaled $1.0 million and $2.4 million (including $0.7 million of Credit Facility amendment expenses), general and administrative expenses totaled $0.4 million and $1.0 million and excise taxes were $0.1 million and $0.2 million, respectively. The decrease in expenses compared to the same periods in the prior year was primarily due to a reduction in the accrual of incentive fees on realized and unrealized gains on the portfolio and the absence of Credit Facility amendment fees in the current period.

Net Investment Income

Net investment income totaled $4.5 million and $9.9 million, or $0.30 and $0.67 per share, for the three and six months ended March 31, 2015, respectively. Core net investment income, a non-GAAP financial measure, totaled $4.7 million and $9.6 million, or $0.32 and $0.65 per share, for the three and six months ended March 31, 2015, respectively. Net investment income totaled $3.7 million and $7.0 million, or $0.25 and $0.47 per share, for the three and six months ended March 31, 2014, respectively. Core net investment income totaled $4.1 million and $8.2 million, or $0.28 and $0.55 per share, for the three and six months ended March 31, 2014, respectively. The increase in net investment income compared to the same periods in the prior year was due to a higher yielding portfolio, reduction in incentive fees on net realized and net unrealized gains on the portfolio and the absence of amendment fees in the current period on our Credit Facility.

Net Realized Gains or Losses

Sales and repayments of investments for the three and six months ended March 31, 2015 totaled $48.0 million and $92.9 million and net realized gains totaled $0.6 million and $0.4 million, respectively. Sales and repayments of investments totaled $35.7 million and $91.2 million and realized gains totaled $0.5 million and $1.1 million for the three and six months ended March 31, 2014, respectively. The change in realized gains compared to the same periods in the prior year was primarily driven by changes in market conditions for our investments.

Unrealized Appreciation or Depreciation on Investments and Credit Facility

For the three and six months ended March 31, 2015, we reported net unrealized appreciation (depreciation) on investments of $0.9 million and $(4.0) million, respectively. For the three and six months ended March 31, 2014, we reported net unrealized appreciation on investments of $3.0 million and $5.3 million, respectively. As of March 31, 2015 and September 30, 2014, net unrealized (depreciation) appreciation on investments totaled $(4.0) million and $0.1 million, respectively. The change in net unrealized appreciation (depreciation) compared to the same periods in the prior year was primarily the result of the overall variation in the leveraged finance markets.

For the three and six months ended March 31, 2015, our Credit Facility had an unrealized appreciation of $0.2 million and $0.3 million, respectively. For each of the three and six months ended March 31, 2014, our Credit Facility had an unrealized appreciation of zero. As of March 31, 2015 and September 30, 2014, net unrealized appreciation on our Credit Facility totaled $0.3 million and $0.5 million, respectively. The change in net unrealized appreciation compared to the same period in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $6.1 million and $6.6 million, or $0.41 and $0.44 per share, respectively, for the three and six months ended March 31, 2015. This compares to a net change in net assets resulting from operations which totaled $7.2 million and $13.3 million, or $0.49 and $0.89 per share, respectively, for the three and six months ended March 31, 2014. The decrease in the net change in nets assets from operations compared to the same period in the prior year is due to lower net realized and unrealized gains partially offset by higher net investment income.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived from public offerings, our Credit Facility, cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our Credit Facility, the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

As of March 31, 2015 and September 30, 2014, we had $117.3 million and $146.4 million of outstanding borrowings under the Credit Facility, respectively, and carried an interest rate of 2.18% and 2.16%, respectively, excluding the 0.50% and 0.375% undrawn commitment fee, respectively. The annualized weighted average cost of debt for the six months ended March 31, 2015 and 2014, inclusive of the fee on the undrawn commitment on the Credit Facility but excluding amendment costs, was 2.46% and 2.39%, respectively.

As of March 31, 2015 and September 30, 2014, we had $82.7 million and $53.6 million of unused borrowing capacity, respectively, subject to the regulatory restrictions that the 1940 Act imposes on us as a business development company.

On March 31, 2015 and September 30, 2014, we had cash equivalents of $9.8 million and $13.1 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities provided cash of $33.9 million for the six months ended March 31, 2015, and our financing activities used cash of $37.1 million for the same period. Our operating activities provided cash primarily from sales and repayments on our investment activities and our financing activities used cash primarily from net repayments under the Credit Facility.

Our operating activities used cash of $65.1 million for the six months ended March 31, 2014, and our financing activities provided cash of $65.6 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from net draws under the Credit Facility.

RECENT DEVELOPMENTS

On April 29, 2015, PennantPark Floating Rate Capital Ltd. and MCG Capital Corporation (NASDAQ: MCGC) announced that they have entered into a definitive agreement under which PennantPark Floating Rate Capital Ltd. will acquire MCGC in a stock and cash transaction valued at approximately $175 million, or approximately $4.75 per MCGC share at closing. MCG stockholders will have the right to receive, per each share of MCG common stock, a number of shares of PennantPark Floating Rate Capital Ltd. common shares equal to $4.521 and $0.226 in cash (subject to an upward adjustment). The Boards of Directors of both companies have each unanimously approved the transaction. Consummation of the acquisition is subject to approval of both PennantPark Floating Rate Capital Ltd. and MCGC stockholders and other customary closing conditions. The transaction is expected to close during the third calendar quarter of 2015.

We believe this transaction presents a unique opportunity for value creation for both PennantPark Floating Rate Capital Ltd. and MCGC stockholders. This transaction creates a larger middle-market senior floating rate capital provider with greater market coverage, access to capital, scale and diversification. We believe that our diversified portfolio composition and lending track record throughout various business cycles have positioned us to deliver value for our stockholders.

DISTRIBUTIONS

During the three and six months ended March 31, 2015, we declared distributions of $0.275 and $0.545 per share, respectively, for total distributions of $4.1 million and $8.1 million, respectively. For the same periods in the prior year, we declared distributions of $0.270 and $0.540 per share, respectively, for total distributions of $4.0 million and $8.0 million, respectively. We monitor available net investment income to determine if a tax return of capital may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, a portion of those distributions may be deemed to be a tax return of capital to our common stockholders. Tax characteristics of distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on its website at www.pennantpark.com.

           PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARY
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                                 March 31,    September 30,
                                                    2015           2014
                                                (unaudited)
                                               -------------  -------------
Assets
Investments at fair value
  Non-controlled, non-affiliated investments
   (cost - $339,492,784 and $348,354,295,
   respectively)                               $ 335,524,541  $ 348,428,492
Cash equivalents                                   9,835,853     13,113,817
Interest receivable                                1,932,850      1,773,870
Receivable for investments sold                    6,501,875      9,001,938
Prepaid expenses and other assets                    578,689        556,359
                                               -------------  -------------
      Total assets                               354,373,808    372,874,476
                                               -------------  -------------
Liabilities
Distributions payable                              1,415,315      1,340,825
Payable for investments purchased                 19,539,850      3,162,000
Unfunded investments                                       -      2,705,882
Credit Facility payable (cost - $117,300,000
 and $146,400,000, respectively)                 117,593,250    146,949,000
Interest payable on Credit Facility                  263,845        284,906
Management fee payable                               851,176        914,978
Performance-based incentive fee payable            1,475,644      2,180,604
Accrued other expenses                               263,770        808,571
                                               -------------  -------------
      Total liabilities                          141,402,850    158,346,766
                                               -------------  -------------
Commitments and contingencies
Net assets
Common stock, 14,898,056 shares issued and
 outstanding.
  Par value $0.001 per share and 100,000,000
   shares authorized.                                 14,898         14,898
Paid-in capital in excess of par value           207,226,615    207,226,615
Undistributed net investment income                6,683,175      4,878,091
Accumulated net realized gain on investments       3,307,763      2,882,909
Net unrealized (depreciation) appreciation on
 investments                                      (3,968,243)        74,197
Net unrealized appreciation on Credit Facility      (293,250)      (549,000)
                                               -------------  -------------
      Total net assets                         $ 212,970,958  $ 214,527,710
                                               -------------  -------------
      Total liabilities and net assets         $ 354,373,808  $ 372,874,476
                                               -------------  -------------
Net asset value per share                      $       14.30  $       14.40
                                               =============  =============

            PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARY
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (Unaudited)

                               Three Months Ended       Six Months Ended
                                   March 31,                March 31,
                            ----------------------- ------------------------
                                2015        2014        2015         2014
                            ----------- ----------- -----------  -----------
Investment income:
From non-controlled, non-
 affiliated investments:
  Interest                  $ 7,067,400 $ 7,529,198 $14,516,174  $14,283,445
  Other income                  915,859      94,278     943,805      183,924
                            ----------- ----------- -----------  -----------
  Total investment income     7,983,259   7,623,476  15,459,979   14,467,369
                            ----------- ----------- -----------  -----------
Expenses:
  Base management fee           851,176     952,949   1,734,546    1,834,752
  Performance-based
   incentive fee              1,345,982   1,417,315   1,031,925    2,100,465
  Interest and expenses on
   the Credit Facility          775,975     963,688   1,661,733    1,700,125
  Administrative services
   expenses                     223,500     201,000     449,500      402,000
  Other general and
   administrative expenses      220,547     234,014     437,750      524,654
                            ----------- ----------- -----------  -----------
  Expenses before excise
   tax and amendment costs    3,417,180   3,768,966   5,315,454    6,561,996
  Excise tax                    110,000     130,000     220,000      240,000
  Credit Facility amendment
   costs                              -           -           -      712,930
                            ----------- ----------- -----------  -----------
  Total expenses              3,527,180   3,898,966   5,535,454    7,514,926
                            ----------- ----------- -----------  -----------
  Net investment income       4,456,079   3,724,510   9,924,525    6,952,443
                            ----------- ----------- -----------  -----------
Realized and unrealized
 gain (loss) on investments
 and Credit Facility:
Net realized gain on non-
 controlled, non-affiliated
 investments                    598,843     482,797     424,854    1,076,854
Net change in unrealized
 appreciation
 (depreciation) on:
  Non-controlled, non-
   affiliated investments       854,690   3,029,990  (4,042,440)   5,264,781
  Credit Facility
   depreciation                 214,875           -     255,750            -
                            ----------- ----------- -----------  -----------
  Net change in unrealized
   appreciation
   (depreciation) on
   investments and Credit
   Facility                   1,069,565   3,029,990  (3,786,690)   5,264,781
                            ----------- ----------- -----------  -----------
Net realized and unrealized
 gain (loss) from
 investments and Credit
 Facility                     1,668,408   3,512,787  (3,361,836)   6,341,635
                            ----------- ----------- -----------  -----------
Net increase in net assets
 resulting from operations  $ 6,124,487 $ 7,237,297 $ 6,562,689  $13,294,078
                            =========== =========== ===========  ===========
Net increase in net assets
 resulting from operations
 per common share           $      0.41 $      0.49 $      0.44  $      0.89
                            =========== =========== ===========  ===========
Net investment income per
 common share               $      0.30 $      0.25 $      0.67  $      0.47
                            =========== =========== ===========  ===========

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans. From time to time, the Company may also invest in mezzanine debt and equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as "anticipates," "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
Reception: (212) 905-1000
www.pennantpark.com